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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Forms S-3 and S-8 Registration Statements, File Nos. 333-63173 and 333-430, respectively. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1998, or performed any audit procedures subsequent to the date of our report.



                                    ARTHUR ANDERSEN LLP



Dallas, Texas
September 28, 1998